Exhibit 10.1

SAKER AVIATION SERVICES, INC.

2019 STOCK INCENTIVE PLAN

(Effective December 5, 2019)

Section 1.         PURPOSE

The purpose of the Saker Aviation Services, Inc. 2019 Stock Incentive Plan (the “Plan”) is to promote stockholder value and the future success of the Company by providing appropriate retention and performance incentives to the employees and non-employee directors of the Company and its Affiliates, and any other natural persons who perform bona fide services for the Company or any of its Affiliates.

Section 2.         DEFINITIONS

2.1     “Affiliate” means any entity in which the Company has a direct or indirect equity interest of 50 percent or more, and any other entity in which the Company has a substantial ownership interest and that has been designated as an Affiliate for purposes of the Plan by the Committee in its sole discretion.

2.2     “Award” means any form of incentive or performance award granted under the Plan to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (a) Stock Options granted pursuant to Section 7; (b) Stock Appreciation Rights granted pursuant to Section 8; (c) Restricted Stock granted pursuant to Section 9; and (d) Restricted Stock Units granted pursuant to Section 9.

2.3     “Award Agreement” means the written or electronic document(s) evidencing the grant of an Award to a Participant.

2.4     “Board” means the Board of Directors of the Company.

2.5     “Cause” or “Discharged for Cause” means, except as otherwise defined in an Award Agreement or by an employment or consulting agreement between the Participant and the Company or any Affiliate:

(a)     a conviction of a felony, whether or not related to the Company or any Affiliate;

(b)     dishonesty or theft with respect to the Company or any Affiliate;

(c)     disclosing trade secrets of the Company or any Affiliate;

(d)     entering into competition, directly or indirectly with the Company or any Affiliate while an employee, director, officer or consultant thereof or thereto; or

(e)     using the Company’s or any Affiliate’s facilities or premises for the conduct of illegal or unlawful activities, transactions or business.

2.6     “Change in Control” means, except as otherwise defined in an Award Agreement or by a written contract of employment or service between the Participant and the Company or any Affiliate:

(a)     during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as such term is used in Section 13(d) of the Exchange Act) (a “Person”), in each case, other than the management of the Company or the Board;

(b)     the consummation of a merger, consolidation, recapitalization, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable, or the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (each of the foregoing events being hereinafter referred to as a “Reorganization”), in each case, unless, immediately following such Reorganization, (i) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization continue to beneficially own, directly or indirectly, more than 50 percent of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization, of the outstanding Company Voting Securities (excluding, for purposes of determining such proportions, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization other than the Company); (ii) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any corporation controlled by the Continuing Company) beneficially owns, directly or indirectly, 25 percent or more of the combined voting power of the then outstanding voting securities of the Continuing Company; and (iii) at least a majority of the members of the board of directors of the Continuing Company (or equivalent body) were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

(c)     the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (b) above that does not otherwise constitute a Change in Control; or

(d)     any Person, corporation or other entity or “group” (as used in Section 14(d)(2) of the Exchange Act) (other than (A) the Company; (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate; or (C) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (d), the following acquisitions shall not constitute a Change in Control: (x) any acquisition directly from the Company, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (z) any acquisition pursuant to a Reorganization that does not constitute a Change in Control for purposes of subparagraph (b) above.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50 percent of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company, such person becomes the beneficial owner of additional Company Voting Securities that increase the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

2.7       “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated and other official guidance issued thereunder.

2.8     “Committee” means the Compensation Committee of the Board, or any successor committee that the Board may designate to administer the Plan, provided such Committee consists of two or more individuals. Each member of the Committee shall be (a) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (b) a non-employee director meeting the independence requirements for compensation committee members under the rules and regulations of the Exchange on which the shares of Stock are traded. References to “Committee” shall include persons to whom the Committee has delegated authority pursuant to Section 3.4.

2.9         “Company” means Saker Aviation Services, Inc., a Nevada corporation.

2.10      “Defined Event” means the death, Disability or involuntary termination of a Participant without Cause, or, subject to Section 6.5, in connection with a Change in Control of the Company.

2.11        “Disability” means, with respect to a Participant, the Participant becoming disabled within the meaning of Section 22(e)(3) of the Code; provided that, to the extent an Award subject to Section 409A shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the circumstances would also result in a “disability” within the meaning of Section 409A, unless otherwise provided in the Award Agreement.

2.12       “Effective Date” means the date on which the Plan is approved by the stockholders of the Company pursuant to Section 14.

2.13       “Exchange” means the principal securities market on which the shares of Stock are traded.

2.14       “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and interpretations thereunder.

2.15       “Fair Market Value” of a share of Stock as of any specific date means:

(a)     if the shares of Stock are listed on an Exchange, the per share closing price reported by the Exchange on such date, or, if there is no such reported closing price on such date, then the per share closing price reported by the Exchange on the last previous day on which such closing price was reported;

(b)     if the shares of Stock are quoted on FINRA’s OTC Bulletin Board or any similar trading board operated by FINRA, the per share closing sales price (or the closing bid price, if no sales were reported) as quoted on the OTC Bulletin Board or such other board on the date of determination or, if such date is not a market trading day, on the last market trading day prior to the date of determination; or

(c)     such other value as determined by the Committee in accordance with applicable law.

The Fair Market Value of any property other than shares of Stock means the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.

2.16       “FINRA” shall mean the Financial Industry Regulatory Authority, or any successor organization.

2.17       “Incentive Stock Option” means a Stock Option that qualifies as an incentive stock option under Section 422 of the Code.

2.18      “Nonqualified Stock Option” means a Stock Option that does not qualify as an Incentive Stock Option or which is designated a Nonqualified Stock Option.

2.19       “Participant” means an individual who has been granted an Award under the Plan, or in the event of the death of such individual, the individual’s estate or the person who acquired the right to the Award by bequest or inheritance.

2.20       “Plan” has the meaning given such term in Section 1.

2.21     “Prior Plan” means the FBO Air, Inc. Stock Option Plan of 2005.

2.22     “Reprice” means: (a) the reduction, directly or indirectly, in the per-share exercise price of an outstanding Stock Option or Stock Appreciation Right by amendment, cancellation or substitution; (b) any action that is treated as a repricing under United States generally accepted accounting principles; (c) canceling a Stock Option or Stock Appreciation Right in exchange for another Stock Option, Stock Appreciation Right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (d) any other action that is treated as a repricing by the rules or regulations of the Exchange.

2.23   “Restricted Period” means the period during which Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.

2.24     “Restricted Stock” means an Award of shares of Stock that is granted subject to certain terms and conditions pursuant to Section 9.

2.25    “Restricted Stock Unit” means an Award of a right to receive shares of Stock (or an equivalent value in cash or other property, or any combination thereof) that is granted subject to certain terms and conditions pursuant to Section 9.

2.26     “Section 409A” means Section 409A of the Code.

2.27    “Stock” means the common stock, par value $.03 per share, of the Company, and stock of any other class or company into which such shares may thereafter be changed.

2.28    “Stock Appreciation Right” means a right to receive (without payment to the Company) cash, shares of Stock or other property, or any combination thereof, as determined by the Committee, based on the increase in the value of a share of Stock over the per share exercise price, that is granted subject to certain terms and conditions pursuant to Section 8.

2.29     “Stock Option” means a right to purchase shares of Stock at a specified exercise price that is granted subject to certain terms and conditions pursuant to Section 7, and includes both Incentive Stock Options and Nonqualified Stock Options.

2.30    “Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50 percent or more of the total combined voting power of all classes of its stock.

2.31     “Treasury Regulations” means the tax regulations promulgated under the Code.

Section 3.     ADMINISTRATION

3.1      Administration. Except as otherwise specified herein, the Plan shall be administered solely by the Committee.

3.2      Authority.

(a)     Subject to Section 3.6, the Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority:

(i)     to select the employees and other individuals to be granted Awards under the Plan;

(ii)     to determine the type, size and terms of the Award to be made to each individual selected;

(iii)     to modify the terms of any Award that has been granted;

(iv)     to determine the time when Awards will be granted;

(v)     to establish performance objectives; and

(vi)     to prescribe the form of Award Agreement.

(b)     The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

3.3     Repricing Prohibited Absent Stockholder Approval. Notwithstanding any provision of the Plan, except for adjustments pursuant to Section 10, neither the Board nor the Committee may Reprice, adjust or amend the exercise price of Stock Options or Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the stockholders of the Company. In addition, notwithstanding any other provision in the Plan to the contrary, a Stock Option may not be surrendered in consideration of, or exchanged for cash, other Awards, or a new Stock Option having an exercise price below that of the Stock Option which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition, or similar transaction as set forth in Section 10, or such action is approved by the stockholders of the Company. Any amendment or repeal of this Section 3.3 shall require the approval of the stockholders of the Company.

3.4     Delegation. The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents or to take any other action on behalf of the Committee with respect to Awards made or to be made to Participants, subject to the requirements of applicable law, including without limitation, Section 16 of the Exchange Act.

3.5     Indemnification. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own bad faith, fraud, willful misconduct or gross negligence, or as expressly provided by applicable law, and the Company shall indemnify each member of the Committee and officer of the Company against any such liability.

3.6     Non-Employee Director Awards. In respect of Awards granted to non-employee directors of the Company or its Affiliates, the Board has all the powers otherwise vested in the Committee by the terms of the Plan set forth herein, including the exclusive authority to select the non-employee directors to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each non-employee director selected, to modify the terms of any Award that has been granted to a non-employee director, to determine the time when Awards will be granted to non-employee directors and to prescribe the form of the Award Agreement embodying Awards made under the Plan to non-employee directors.

Section 4.     PARTICIPATION

Consistent with the purposes of the Plan, the Committee shall have exclusive power to select the employees of the Company and its Affiliates, including prospective employees who have accepted an offer of employment from the Company or an Affiliate, and other individuals performing services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan, and the Board shall have exclusive power to select the non-employee directors of the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan.

Section 5.     SHARES SUBJECT TO PLAN AND SHARE LIMITS

5.1     Available Shares. Subject to adjustment as provided in Section 10, the maximum number of shares of Stock reserved and available for grant and issuance pursuant to the Plan as of the Effective Date shall be 185,000 shares. If the Plan is approved by the Company’s stockholders on the Effective Date, no awards may be granted under the Prior Plan on or after the Effective Date.

5.2     Assumed or Substituted Awards. Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, shall not reduce the maximum number of shares of Stock that may be issued under the Plan as described in Section 5.1.

5.3    Share Counting. For purposes of counting shares of Stock against the maximum number of shares of Stock that may be issued under the Plan as described in Section 5.1, on the date of grant, Awards denominated solely in shares of Stock (such as Stock Options and Restricted Stock) and other Awards that may be exercised for, settled in or convertible into shares of Stock will be counted against the Plan reserve on the date of grant of the Award based on the maximum number of shares of Stock that may be issued pursuant to the Award, as determined by the Committee.

5.4     Shares Added Back. Shares of Stock related to Awards issued under the Plan that are forfeited, canceled, expired or otherwise terminated without the issuance of shares of Stock will again be available for issuance under the Plan; provided, however, the following shares of Stock may not again be made available for grant in respect of Awards under the Plan:

(a)     shares of Stock delivered to, or retained by the Company, in payment of the exercise price of a Stock Option;

(b)     shares of Stock delivered to, or retained by the Company, in satisfaction of the tax withholding obligations with respect to an Award;

(c)     shares of Stock covered by a stock-settled Stock Appreciation Right or other Award that were not issued upon the settlement of the Stock Appreciation Right or other Award; and

(d)     shares of Stock repurchased on the open market with the proceeds from the payment of the exercise price of a Stock Option.

5.5     Source of Shares. Shares of Stock issued pursuant to the Plan may be authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.

5.6     Fractional Shares. No fractional shares of Stock may be issued under the Plan, and unless the Committee determines otherwise, an amount in cash equal to the fair market value of any fractional share of Stock that would otherwise be issuable shall be paid in lieu of such fractional share of Stock. The Committee may, in its sole discretion, cancel, terminate, otherwise eliminate or transfer or pay other securities or other property in lieu of issuing any fractional share of Stock.

Section 6.     AWARDS UNDER THE PLAN

6.1     Types of Awards. Awards under the Plan may include one or more of the following types: Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

6.2     Dividend Equivalents. Other than with respect to Stock Options or Stock Appreciation Rights, the Committee may choose, at the time of the grant of an Award or any time thereafter up to the time of the Award’s payment, to include or to exclude as part of such Award an entitlement to receive cash dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such times as the Committee shall determine. Dividends or dividend equivalents may be paid with respect to any Award only if, when and to the extent that the underlying Award vests. Dividends and dividend equivalents may, at the Committee’s discretion, be held in escrow (with or without the accrual of interest), or be reinvested into additional shares of Stock subject to the same vesting or performance conditions as the underlying Award.

6.3     Transferability. An Award and a Participant’s rights and interest under an Award may not be sold, assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of the Participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

6.4    Award Agreement. Unless otherwise determined by the Committee, each Award shall be evidenced by an Award Agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan, including a written agreement, contract, certificate or other instrument or document containing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically. Each Award and Award Agreement shall be subject to the terms and conditions of the Plan.

6.5    Change in Control. The Committee may include in an Award Agreement provisions related to a Change in Control, including without limitation the acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award.

6.6      Forfeiture Provisions.

(a)     The Committee may, in its discretion, provide in an Award Agreement that an Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement, or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatement or irregularities, as determined by the Committee in its sole discretion.

(b)     Notwithstanding the foregoing, none of the non-disclosure restrictions in this Section 6.6 or in any Award Agreement shall, or shall be interpreted to, (i) prohibit a Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions and rules of Section 21F of the Exchange Act, Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, or (ii) require notification or prior approval by the Company of any such report.

(c)     Notwithstanding the foregoing, a Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

6.7     Method of Payment. The Committee may, in its discretion, settle any Award through the payment of cash, the delivery of shares of Stock or other property, or a combination thereof, as the Committee shall determine or as specified by the Plan or an Award Agreement. Any Award settlement, including payment deferrals, may be subject to conditions, restrictions and contingencies as the Committee shall determine.

6.8     Recoupment Provisions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any regulations promulgated with respect thereto), Exchange listing conditions or if so required pursuant to a written policy adopted by the Company, in each case as in effect from time to time, to recoup compensation of whatever kind paid under the Plan by the Company at any time.

Section 7.     STOCK OPTIONS

7.1     Grant of Stock Options. The Committee may grant Awards of Stock Options. The Committee may grant Incentive Stock Options to any employee provided the terms of such grants comply with the provisions of Section 422 of the Code, and that any ambiguities in construction shall be interpreted in order to effectuate that intent. Each Stock Option granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the shares of Stock issuable upon exercise thereof or the attainment of performance objectives as the Committee may determine.

7.2     Exercise Price; Expiration Date. Except for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the shares of Stock subject to such Stock Option on the date that the Stock Option is granted. The Committee in its discretion shall establish the expiration date of a Stock Option; provided that in no event shall the expiration date be later than 10 years from the date that the Stock Option is granted.

7.3     Number of Shares of Stock. The Committee shall determine the number of shares of Stock to be subject to each Stock Option.

7.4     Exercisability. The Stock Option shall not be exercisable unless the Stock Option has vested, and payment in full of the exercise price for the shares of Stock being acquired thereunder at the time of exercise is made in such form as the Committee may determine in its discretion, including, but not limited to:

(a)     cash;

(b)     if permitted by the Committee, by instructing the Company to withhold a number of shares of Stock that would otherwise be issued having a fair market value equal to the applicable portion of the exercise price being so paid;

(c)     if permitted by the Committee, by tendering (actually or by attestation) to the Company a number of previously acquired shares of Stock that have been held by the Participant for at least six months (or such shorter period, if any, determined by the Committee in consideration of applicable accounting standards) and that have a fair market value equal to the applicable portion of the exercise price being so paid;

(d)     if permitted by the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares of Stock otherwise issuable to the Participant upon the exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or

(e)     any combination of the foregoing.

7.5     Limitations for Incentive Stock Options. The terms and conditions of any Incentive Stock Options granted hereunder shall be subject to and shall be designed to comply with the provisions of Section 422 of the Code. To the extent that the aggregate fair market value (determined as of the date of grant) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000 (or such other limit that applies at the time the Incentive Stock Options are granted), such Incentive Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options. If, at the time an Incentive Stock Option is granted, the employee recipient owns (after application of the rules contained in Section 424(d) of the Code) shares of Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, then: (a) the exercise price for such Incentive Stock Option shall be at least 110 percent of the Fair Market Value of the shares of Stock subject to such Incentive Stock Option on the date of grant; and (b) such Incentive Stock Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted. The maximum number of shares of Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, 185,000 shares.

Section 8.     STOCK APPRECIATION RIGHTS

8.1     Grant of Stock Appreciation Rights. The Committee may grant Awards of Stock Appreciation Rights. Each Award of Stock Appreciation Rights granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Appreciation Rights or the shares of Stock issuable upon exercise thereof or the attainment of performance objectives as the Committee may determine.

8.2   Exercise Price; Expiration Date. Except for Stock Appreciation Rights granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the shares of Stock subject to such Stock Appreciation Right on the date that the Stock Appreciation Right is granted. The Committee in its discretion shall establish the expiration date of a Stock Appreciation Right; provided that in no event shall the expiration date be later than 10 years from the date that the Stock Appreciation Right is granted.

8.3     Number of Shares of Stock. The Committee shall determine the number of shares of Stock to be subject to each Award of Stock Appreciation Rights.

8.4     Exercisability. Stock Appreciation Rights shall not be exercisable unless the Stock Appreciation Rights have vested.

8.5     Exercise and Settlement. An Award of Stock Appreciation Rights shall entitle the Participant to exercise such Award and to receive from the Company in exchange therefore, without payment to the Company, that number of shares of Stock having an aggregate fair market value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one share of Stock, at the date of such exercise, over the exercise price per share, times the number of shares of Stock for which the Award is being exercised. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or other property, or any combination thereof, as determined by the Committee, equal to the aggregate fair market value of the shares of Stock it would otherwise be obligated to deliver.

Section 9.     RESTRICTED STOCK; RESTRICTED STOCK UNITS

9.1     Grant of Restricted Stock and Restricted Stock Units. The Committee may grant Awards of Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units under the Plan shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish.

9.2     Number of Shares of Stock. The Committee shall determine the number of shares of Stock to be issued to a Participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration or a combination thereof.

9.3     Restricted Stock Issuance. Shares of Stock issued to a Participant in accordance with the Award of Restricted Stock may be issued in certificate form or through the entry of an uncertificated book position on the records of the Company’s transfer agent and registrar. The Company may impose appropriate restrictions on the transfer of such shares of Stock, which shall be evidenced in the manner permitted by law as determined by the Committee in its discretion, including but not limited to (a) causing a legend or legends to be placed on any certificates evidencing such Restricted Stock, or (b) causing “stop transfer” instructions to be issued, as it deems necessary or appropriate.

9.4   Vesting Conditions. The vesting of an Award of Restricted Stock or Restricted Stock Units may be conditioned upon the attainment of specific performance objectives as the Committee may determine.

9.5     Stockholder Rights. Unless otherwise determined by the Committee in its discretion, prior to the expiration of the Restricted Period, a Participant to whom an Award of Restricted Stock has been made shall have ownership of such shares of Stock, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such shares of Stock, subject, however, to the restrictions and limitations imposed thereon pursuant to the Plan or Award Agreement.

Section 10.     DILUTION AND OTHER ADJUSTMENTS

10.1    Adjustment for Corporate Transaction or Change in Corporate Capitalization. In the event of any change in the outstanding shares of Stock of the Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to stockholders other than a normal cash dividend, partial or complete liquidation of the Company or other extraordinary or unusual event, the Committee or Board, as applicable, shall make such adjustment in (a) the class and maximum number of shares of Stock that may be delivered under the Plan as described in Section 5, (b) the class, number and exercise price of outstanding Stock Options and Stock Appreciation Rights, and (c) the class and number of shares subject to any other Awards granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), as may be determined to be appropriate by the Committee or Board, as applicable, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.

10.2     Adjustment for Merger or Consolidation. In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Stock receive consideration consisting exclusively of securities of the surviving entity (or the parent of the surviving entity) in such transaction, the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, adjust each Award outstanding on the date of such merger, consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger, consolidation or similar transaction.

10.3     Assumption or Substitution of Awards. In the event of a dissolution or liquidation of the Company; a sale of all or substantially all of the Company’s assets (on a consolidated basis); or a merger, consolidation or similar transaction involving the Company in which the holders of shares of Stock receive securities and/or other property, including cash, other than shares of the surviving entity in such transaction (or the parent of such surviving entity), the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to: (a) some or all of the property which a holder of the number of shares of Stock subject to such Award would have received in such transaction; or (b) securities of the acquirer or surviving entity (or parent of such acquirer or surviving entity) and, incident thereto, make an equitable adjustment as determined by the Committee or Board, as applicable, in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award; provided, however, that in the event that the acquirer does not agree to the assumption or substitution of Awards in the foregoing manner, the Committee shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Stock subject to such Award, equal to the value, as determined by the Committee or Board, as applicable, of such Award, provided that with respect to any outstanding Stock Option or Stock Appreciation Right such value shall be equal to the excess of (i) the value, as determined by the Committee or Board, as applicable, of the property (including cash) received by the holder of shares of Stock as a result of such event, over (ii) the exercise price of such Stock Option or Stock Appreciation Right, provided further that the value of any outstanding Stock Option or Stock Appreciation Right shall be zero where the exercise price of such Stock Option or Stock Appreciation Right is greater than the value, as determined by the Committee or Board, as applicable, of the property (including cash) received by the holder of shares of Stock as a result of such event; and that no change to the original timing of payment will be made to the extent it would violate Section 409A.

Section 11.     AMENDMENT OF PLAN OR AWARDS

The Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding Award under the Plan may be amended from time to time by the Committee or Board, as applicable, in its discretion in any manner that it deems necessary or appropriate; provided however, that no amendment may be made without stockholder approval if such amendment would:

(a)     increase the number of shares available for grant specified in Section 5 or Section 7.5 (in each case, other than pursuant to Section 10);

(b)     decrease the minimum Stock Option exercise price set forth in Section 7.2 or the minimum Stock Appreciation Rights exercise price set forth in Section 8.2 (in each case, other than changes made pursuant to Section 10); or

(c)     amend or repeal the prohibition against repricing or exchange set forth in Section 3.3.

No such amendment shall adversely affect in a material manner any right of a Participant under an Award without his written consent. Any stockholder approval requirement under the Plan will be met if such approval is obtained in accordance with applicable law. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Award under the Plan shall be made in a manner as to ensure that an Award intended to be exempt from Section 409A will continue to be exempt from Section 409A and that an Award intended to comply with Section 409A will continue to comply with Section 409A.

Section 12.     PLAN TERMINATION

12.1     Suspension. The Plan may be suspended in whole or in part at any time and from time to time by the Board.

12.2     Termination. The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan. No Award may be granted under the Plan after the date that is 10 years from the date the Plan was last approved and adopted by the stockholders of the Company. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Section 11.

Section 13.     MISCELLANEOUS PROVISIONS

13.1     Loans. No loans from the Company or any Affiliate to a Participant shall be permitted in connection with the Plan.

13.2     Reservation of Rights of the Company. No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved.

13.3    Non-Uniform Treatment. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated.

13.4     General Conditions of Awards. No Participant or other person shall have any right with respect to the Plan, the shares of Stock reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

13.5     Rights as a Stockholder. Unless otherwise determined by the Committee in its discretion, a Participant holding Stock Options, Stock Appreciation Rights or Restricted Stock Units shall have no rights as a stockholder with respect to any shares of Stock (or as a holder with respect to other securities), if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him or the entry on his behalf of an uncertificated book position on the records of the Company’s transfer agent and registrar for such shares of Stock or other instrument of ownership, if any. Except as provided in Section 10, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry is made or a stock certificate or other instrument of ownership, if any, is issued.

13.6     Compliance with Applicable Laws. No shares of Stock or other property shall be issued or paid hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any shares of Stock to be issued hereunder or to effect similar compliance under any state or local laws.

13.7     Withholding of Taxes. The Company and its Affiliates shall have the right to deduct from any payment made under the Plan the federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. In accordance with rules and procedures established by the Committee, the required withholding obligations may be settled with shares of Stock, including shares of Stock that are part of the Award that gives rise to the withholding requirement (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact). It shall be a condition to the obligation of the Company to issue shares of Stock or other property, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the Participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue or pay shares of Stock or other property, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible Participant to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, shares of Stock or other property, or any combination thereof that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).

13.8     Unfunded Nature of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and the rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

13.9     Consent. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

13.10    No Guarantee of Tax Effect. Although the Company may structure an Award to qualify for favorable federal, state, local or foreign tax treatment, or to avoid adverse tax treatment, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment or guarantee that any intended tax treatment will be applicable with respect to any Award under the Plan, or that such tax treatment will apply to or be available to a Participant or his or her beneficiary. Furthermore, the existence of an Award shall not affect the right or power of the Company or its stockholders to take any corporate action, regardless of the potential effect of such action on the tax treatment of an Award under the Plan.

13.11     Interpretation. Unless the context indicates otherwise, references to “Sections” in the Plan refer to Sections of the Plan. Headings of Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. In the Plan, the use of the masculine pronoun shall include the feminine and the use of the singular shall include the plural, as appropriate.

13.12    Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall: (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid or enforceable and as so limited shall remain in full force and effect; and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

13.13     Governing Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.

13.14     Section 409A. Awards granted under the Plan are intended to qualify for an exception from or comply with Section 409A, and the Plan and Award Agreements shall be administered, construed and interpreted in accordance with such intent. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning given such term by Section 409A) as of the date of such Participant’s separation from service (as determined pursuant to Section 409A), then to the extent any Award payable to such Participant on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided in a lump sum on the first day of the seventh month following the Participant’s separation from service. Unless the Committee determines otherwise, any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail exemption from or compliance with Section 409A may be amended to qualify for exemption from or comply with Section 409A, which may be made on a retroactive basis, in accordance with Section 409A.

Section 14.     STOCKHOLDER ADOPTION

The Plan shall be submitted to the stockholders of the Company for their approval and adoption at a meeting to be held on December 5, 2019, or at any adjournment thereof. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted. The stockholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the stockholders duly held by vote taken in the manner required by the laws of the State of Nevada.

*     *     *     *     *